Exhibit 10
                               [AVRO ENERGY LOGO]

JULY 2, 2009

ATTENTION: FREDCO, LLC

This Letter Agreement dated for reference as of July 2, 2009, between Avro Energy Inc., a Nevada company, with a registered address at 9 Church Lane, Copthorne, West Sussex, England RH10 3PT, (the "Purchaser") and Fredco LLC of Hosston Louisiana, U.S.A. 71043 (the "Seller").

This Letter Agreement shall set forth the terms of an agreement between the Purchaser and the Seller, which, when accepted and executed below, shall form a binding agreement between Purchaser and Seller, subject only to incorporation and expansion of the terms hereof into a more formal agreement (the "Formal Agreement"), pending which, this Letter Agreement shall prevail.

     1. For consideration of $100,000 USD, payable upon signing of the Formal Agreement, the Seller agrees to sell to the Purchaser the following assets (the "Assets"):

          a. The Hoss Holmes Lease located on Section 24 Township 22 North Range 15 West Caddo Pine Island Field located near Hosston Louisiana, the details of which are included in Schedule A attached; and

          b. The Nachatosh Formation A and B sands (which include but are not limited to 22 wells, of which 13 wells are producing with another 7 wells needing production equipment and 2 wells which are water disposal wells). All equipment associated with these wells and the details of these wells are outlined in Schedule A attached. Production from these wells is subject to a 20% overriding royalty.

     2. In addition, the Seller grants the Purchaser the exclusive option to purchase all of the remaining oil field assets and equipment of Fredco LLC for a total of $2,500,000.

     3. In the event the signing of the Formal Agreement does not occur on or by August 30, 2009, then this Letter Agreement may be terminated at the option of the Seller, and will have no force and effect after this date.

     4. The Seller covenants that it has owned, possessed, and operated said oil field and gas leases peaceable and to its knowledge and belief no current problems exist as to the working interest and ownership of the Assets. The Seller does hereby state that it has been in compliance with the Louisiana Conservation Rules and Regulations, and to its



             9 CHURCH LANE, COPTHORNE, WEST SUSSEX RH10 3PT ENGLAND
                              AVROENERGY@GMAIL.COM
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          knowledge and belief knows of no environmental issues pending or violations against said Assets. There are no warranties express or implied with respect to the Assets.

Please indicate your agreement to this Letter Agreement set forth herein by signing and returning this letter to the undersigned.

Yours Sincerely,

AVRO ENERGY INC.


Per: /s/ MICHAEL P. KURTANJEK
    -----------------------------------
Name: MICHAEL P. KURTANJEK

Title: President

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THE UNDERSIGNED HEREBY AGREE AND ACCEPT THE TERMS OF THIS LETTER AGREEMENT THIS
__ DAY OF JULY, 2009.

FREDCO LLC


Per: /s/ FRED SARKOZI
    -----------------------------------
Name: FRED SARKOZI

Title: Manager and Authorized Signatory